SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 9, 2011

PAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer incorporation or Identification Number)

PAR Technology Park 8383 Seneca Turnpike New Hartford, NY	13413-4991
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Not Applicable
 (Former Name or Former Address, if changed since Last Report)

Item 2.02 Results of Operations and Financial Condition.

(a)
The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the  purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(b)
On February 9, 2011, PAR Technology Corporation issued a press release announcing its results of operation for the quarterly period ending December 31, 2010.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

99.1	Press Release dated February 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: February 9, 2011	/s/Ronald J. Casciano
Ronald J. Casciano
Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 9, 2011.

Exhibit 99.1	Press Release dated February 9, 2011.

FOR RELEASE:	NEW HARTFORD, NY, February 9, 2011
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 226
cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

2010 FOURTH QUARTER & YEAR END RESULTS

Revenues grow 10.7% in Quarter and 7.6% for the year

_________________________________________________________________

NEW HARTFORD, NY, PAR TECHNOLOGY CORPORATION (NYSE:PAR)

New Hartford, NY- February 9, 2011 -- PAR Technology Corporation (NYSE: PAR), a provider of integrated hardware, software and service solutions to the restaurant, hotel/resort, and hospitality industries along with information technology services to the U.S. Department of Defense and federal and state government agencies, today reported fourth quarter and year end 2010 financial results.

For the fourth quarter ended December 31, 2010, PAR reported revenues of $64.4 million an increase of 10.7% when compared to the $58.2 million reported for the fourth quarter of 2009.  The Company reported net income of $1.2 million and diluted earnings per share of $0.08 for the period, versus a net loss of $4.9 million and loss per diluted share of $0.33 reported for the same period last year.

For fiscal year 2010, PAR reported total revenues of $239.9 million, an increase of 7.6% when compared to the $223 million reported for fiscal year 2009.  Net income for the year was $3.1 million, and $0.21 earnings per diluted share.  The results represent a dramatic increase from the net loss of $5.2 million and loss per diluted share of $0.36 for fiscal year 2009.

In 2009, fourth quarter and fiscal year results included one-time charges that reduced operating income by approximately $6.5 million, comprised of $1.2 million related to personnel actions, and $5.3 million related to inventory.  In addition the Company recorded a $1.4 million valuation allowance for certain deferred tax assets.

“Our improved fourth quarter sales and earnings were based on the strength of our product and service offerings along with the successful and continued implementation of the McDonald’s North American rollout.   In 2010, as the economy slowly improved, we experienced growth in most sectors of our hospitality business while some particular sectors remained flat to down awaiting still further economic improvement. While our government business’ growth was temporarily interrupted due to the timing of the contractual cycle, we expect growth to be restored in 2011,” said John W. Sammon, PAR Chairman and Chief Executive Officer. “During 2010 we continued to invest in several key initiatives to accelerate our long term sales growth.  NextGen investments in software for restaurants and hotels continue to make progress and we expect meaningful results in 2011 and beyond.  Our focus continues to be on expanding new business lines through channel growth, international reach and new product offerings.”

Certain Company information in this release or by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

ABOUT PAR TECHNOLOGY

PAR Technology Corporation creates and markets products that help hospitality operators around the world to better manage money, materials, people and the guest experience. PAR has provided hardware, software and services to the world's largest restaurant chains and their franchisees for almost 30 years.  Today the Company's extensive offerings include technology solutions for the full spectrum of hospitality operations, from boutique hotels and independent table service restaurants to international QSR chains, all backed by PAR’s global service network.  The Company has over 50,000 installations in 105 countries worldwide.  PAR is also a leader in providing computer-based system design and engineering services to the U.S. Department of Defense and federal and state government agencies.  PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  For more information visit the Company’s website at www.partech.com.

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PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
 (in thousands, except share amounts)

	December 31,
	2010	2009
Assets Current assets:
Cash and cash equivalents	$6,781	$3,907
Accounts receivable-net	43,517	46,107
Inventories-net	38,707	32,867
Income tax refunds	152	438
Deferred income taxes	5,719	6,362
Other current assets	3,067	3,235
Total current assets	97,943	92,916
Property, plant and equipment - net	5,796	6,332
Deferred income taxes	1,079	1,202
Goodwill	26,954	26,635
Intangible assets - net	10,389	7,243
Other assets	2,124	1,775
Total Assets	$144,285	$136,103
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$1,711	$1,404
Borrowings under lines of credit	−	2,000
Accounts payable	19,902	12,942
Accrued salaries and benefits	9,055	7,607
Accrued expenses	2,843	3,868
Customer deposits	2,286	1,782
Deferred service revenue	16,260	16,598
Total current liabilities	52,057	46,201
Long-term debt	2,744	4,455
Other long-term liabilities	2,725	2,212
Shareholders’ Equity:
Preferred stock, $.02 par value,
1,000,000 shares authorized	−	−
Common stock, $.02 par value,
29,000,000 shares authorized;
16,746,618 and 16,449,695 shares issued;
15,039,334 and 14,796,940 outstanding	335	329
Capital in excess of par value	42,264	41,382
Retained earnings	50,605	47,482
Accumulated other comprehensive loss	(613)	(449)
Treasury stock, at cost, 1,707,284 and 1,652,755 shares	(5,832)	(5,509)
Total shareholders’ equity	86,759	83,235
Total Liabilities and Shareholders’ Equity	$144,285	$136,103

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	For the three months ended		For the year ended
	ended December 31,		December 31,
	2010	2009	2010	2009

Net revenues:
Product	$29,209	$19,918	$101,394	$72,555
Service	18,563	17,989	71,932	74,046
Contract	16,663	20,300	66,613	76,447
	64,435	58,207	239,939	223,048
Costs of sales:
Product	19,278	14,367	66,534	48,945
Service	12,291	16,661	48,432	56,408
Contract	15,490	19,158	62,344	72,220
	47,059	50,186	177,310	177,573
Gross margin	17,376	8,021	62,629	45,475
Operating expenses:
Selling, general and administrative	11,478	9,386	40,794	36,207
Research and development	4,469	4,069	17,061	14,196
Amortization of identifiable intangible assets	236	233	939	1,337
	16,183	13,688	58,794	51,740

Operating income (loss)	1,193	(5,667)	3,835	(6,265)
Other income (loss), net	124	(109)	640	165
Interest expense	(53)	(72)	(352)	(400)

Income (loss) before provision for income taxes	1,264	(5,848)	4,123	(6,500)
(Provision) benefit for income taxes	(110)	955	(1,000)	1,314
Net income (loss)	$1,154	$(4,893)	$3,123	$(5,186)
Earnings (loss) per share
Basic	$.08	$(.33)	$.21	$(.36)
Diluted	$.08	$(.33)	$.21	$(.36)
Weighted average shares outstanding
Basic	14,905	14,666	14,822	14,547
Diluted	15,063	14,666	15,008	14,547